Exhibit #4.1
Specimen common stock certificate (front)

                                  COMMON STOCK


     SHARES                                            BER (#) 00000
                                (Corporate Logo)

                             American Bancorporation
                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO


This Certifies That

(Name)
(Address)
(Address)                                                    Cusip 024076 40 8


is the owner of  (# of shares)

                 FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF
                             AMERICAN BANCORPORATION

transferable in person or by attorney, on surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of incorporation, as amended, of the Corporation (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent.
         WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED  (date)

/s/ Jeremy C. McCamic                                  /s/ Brent E. Richmond
CHAIRMAN & CEO                                         SECRETARY/TREASURER


                           (FACSIMILE CORPORATE SEAL)



    (COUNTERSIGNED BY AN AUTHORIZED OFFICER OF AMERICAN BANCSERVICES, INC.,
                                TRANSFER AGENT)

                       Specimen common stock certificate
                                   (Reverse)

                             AMERICAN BANCORPORATION

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common UNIF GIFT MIN ACT --- Custodian------- TEN ENT-as tenants in the entireties (cust) (Minor) JT TEN-as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act------------- in common (State)
     Additional abbreviations may also be used though not in the above list.


         For value received -------------- hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
                   IDENTIFYING NUMBER OF ASSIGNEE




            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)





                                                                          shares
       of the capital stock represented by the within Certificate, and to hereby irrevocable constitute and appoint

                                                                        Attorney
         to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

         Dated


           The signature(s) to this assignment must correspond with the name(s).
        Notice: as written upon the fact of the certificate in every particular, without alteration or enlargement or any change whatsoever.

                                            The above signature(s) guaranteed by



                                                     Signature      must      be
                                                     guaranteed  by  a  bank  or
                                                     trust company,  member of a
                                                     national or regional  stock
                                                     exchange     or    licensed
                                                     securities dealer.